Exhibit 99.1

VeriSign Reports Third Quarter 2003 Results

MOUNTAIN VIEW, CA – October 23, 2003 – VeriSign, Inc. (Nasdaq: VRSN), the leading provider of critical infrastructure services for the Internet and telecommunications networks, today reported its results for the third quarter ended September 30, 2003.

VeriSign reported revenue of $268 million for the third quarter of 2003. On a pro forma basis, net income was $48 million or $0.20 per fully diluted share. Pro forma results exclude the following items, which are included under generally accepted accounting principles (“GAAP”): amortization and write-down of goodwill and other intangible assets, the gain and write-down of certain investments, restructuring and other charges and non-cash stock-based compensation charges related to acquisitions. VeriSign’s third quarter results were not fully taxed. On a fully-taxed basis, applying a 30% effective tax rate to pro forma pre-tax income of $51 million, pro forma earnings per share for the third quarter was $0.15 per fully-diluted share.

On a GAAP basis, VeriSign reported a net loss of $31 million for the third quarter. The GAAP loss for the third quarter is primarily attributable to a charge of $78 million for the amortization and write-down of goodwill and other intangible assets. A table reconciling the pro forma to GAAP numbers reported above is appended to this release.

“We were pleased to see a third consecutive quarter of solid execution against our business and financial goals,” said Stratton Sclavos, Chairman and CEO of VeriSign. “As we complete our recently announced sale of the Network Solutions unit, we believe VeriSign will be positioned for long term growth as the leading provider of critical infrastructure services offering managed communications, security and directory services for enterprises and carriers around the world.”

“A slight improvement in certain lines of business coupled with our continued focus on operational rigor allowed us to modestly exceed our expectations for revenue and EPS during the quarter,” said Dana Evan, Chief Financial Officer of VeriSign. “In addition, we were able to further strengthen our balance sheet as we generated healthy operating and free cash flows of $94 million and $87 million, respectively.”

In addition to the in-quarter highlights listed below, VeriSign has also recently announced several new business development initiatives including a definitive agreement to sell the Network Solutions business unit to Pivotal Private Equity, the launch of the new Intelligence and Control Services for network, application and transaction security and the acquisition of UNC-Embratel, expanding its telecommunications services presence in Latin America.

Additional Financial Information

•	VeriSign ended the third quarter of 2003 with Cash, Cash Equivalents, Restricted Cash and Short-term Investments of $617 million, an increase of $87 million from June 30, 2003.
•	Accounts Receivable increased $2 million to $103 million as of September 30, 2003 compared to $101 million as of June 30, 2003.
•	Net Days Sales Outstanding (Net DSOs), which takes into account the change in deferred revenue, was 34 days for Q3 ‘03 and consistent with last quarter.
•	Deferred Revenue on the balance sheet increased modestly to $507 million as of September 30, 2003 as compared to $502 million as of June 30, 2003.
•	Cash flow from operations was approximately $94 million for the third quarter compared to $81 million for the second quarter of 2003.
•	Capital Expenditures for the third quarter of 2003 were approximately $17 million, down from $28 million in the second quarter of 2003.

Internet Services Group

•	The Internet Services Group – which includes VeriSign’s Security, Payment, Digital Brand Management, and Naming and Directory (NDS) Services – delivered $108 million of revenue in the third quarter of 2003 or approximately 40% of total revenue for the quarter.
•	VeriSign’s Web site certificate business issued approximately 93,000 new and renewed certificates ending the quarter with a base of more than 375,000 certificates.
•	VeriSign’s Payments business ended the third quarter with approximately 96,000 merchants under management, an increase of approximately 3,000 merchants over the second quarter of 2003. Further, the business processed approximately 90 million individual transactions for approximately $6.9 billion during the quarter.
•	VeriSign’s NDS business (formerly the Global Registry) ended the third quarter with 28.7 million active domain names in .com and .net, a net increase of approximately 1.2 million names from Q2’03.

Telecommunication Services Group

•	VeriSign’s Telecommunication Services Group – which provides Signaling System 7 (SS7) network services, intelligent network services and wireless billing and customer care solutions to telecommunications carriers – delivered $105 million of revenue in the third quarter of 2003 or approximately 39% of total revenue for the quarter.
•	VeriSign’s Telecommunication Services Group ended the third quarter with a total of 1,138 customers up from 1,063 customers at the end of Q2.
•	The Telecom Group also supported 8.3 billion database queries in the quarter up from 8.1 billion queries for Q2’03.

Network Solutions

•	VeriSign’s Network Solutions subsidiary – which provides domain name registration and value-added Web site and email services to enterprises and individuals who wish to establish an online presence – delivered revenue of approximately $55 million or 21% of total revenue for the third quarter of 2003.
•	Network Solutions added approximately 430,000 new domain names during the third quarter of 2003 and renewed or extended 700,000 names. The renewal rate for the third quarter was approximately 57% as compared to a 56% renewal rate for the second quarter of 2003.
•	Network Solutions ended Q3 ‘03 with 8.2 million active domain names under management.

Today’s Conference Call

VeriSign will be hosting a teleconference call today at 2:00 pm (PT) to review the third quarter 2003 results. The call will be accessible by direct dial at (800) 210-9006. A listen-only live webcast of the quarterly earnings call will also be available on the company’s website at www.verisign.com under the Investor Relations tab and at www.streetevents.com. A replay of the teleconference will be available by calling (888) 203-1112 (passcode: 325209) beginning at 6:00 pm (PT) today and will run through October 31st. This press release and financial information discussed on today’s quarterly earnings call are available on the company’s website at www.verisign.com under the Investor Relations tab.

About VeriSign

VeriSign, Inc. (Nasdaq: VRSN), delivers critical infrastructure services that make the Internet and telecommunications networks more intelligent, reliable and secure. Every day VeriSign helps thousands of businesses and millions of consumers connect, communicate, and transact with confidence. Additional news and information about the company is available at www.verisign.com.

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Statements in this announcement other than historical data and information, including but not limited to new business relationships and new service offerings, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices, market acceptance of our existing services, the inability of VeriSign to successfully develop and market new services or the failure of new services to gain customer acceptance, reduced demand for our services as a result of continued softness in information technology and telecommunications spending by our customers, and the risk that VeriSign’s disposition of its Network Solutions business may result in reduced revenues. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the company’s Annual Report on Form 10-K for the year ended December 31, 2002 and quarterly reports on Form 10-Q. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.

VERISIGN INC, AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30, 2003	December 31, 2002
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$380,824	$282,288
Short-term investments	218,014	103,180
Accounts receivable, net	102,560	134,124
Prepaid expenses and other current assets	56,121	56,618
Deferred tax assets	6,537	9,658

Total current assets	764,056	585,868
Property and equipment, net	578,692	609,354
Goodwill and other intangible assets, net	820,225	1,129,602
Cash subject to restriction	18,371	18,436
Long-term investments	23,249	36,741
Other assets, net	13,235	11,317

Total long-term assets	1,453,772	1,805,450

Total assets	$2,217,828	$2,391,318

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued liabilities	$289,928	$278,545
Accrued merger costs	—	5,015
Accrued restructuring costs	27,272	23,835
Deferred revenue	321,042	357,950

Total current liabilities	638,242	665,345

Long-term deferred revenue	185,532	125,893
Other long-term liabilities	13,732	20,655

Total long-term liabilities	199,264	146,548

Total liabilities	837,506	811,893

Commitments and contingencies

Stockholders’ equity:
Preferred stock—par value $.001 per share Authorized shares: 5,000,000 Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share Authorized shares: 1,000,000,000 Issued and outstanding shares: 241,081,385 and 237,510,063 (excluding 1,690,000 shares held in treasury at September 30, 2003 and December 31, 2002)	241	238
Additional paid-in capital	23,096,409	23,072,212
Unearned compensation	(3,254)	(8,086)
Accumulated deficit	(21,707,178)	(21,480,175)
Accumulated other comprehensive loss	(5,896)	(4,764)

Total stockholders’ equity	1,380,322	1,579,425

Total liabilities and stockholders’ equity	$2,217,828	$2,391,318

VERISIGN INC, AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

(Unaudited)

	Three Months Ended September 30,		Nine months Ended September 30,
	2003	2002	2003	2002
Revenues	$268,123	$301,441	$803,180	$946,666

Costs and expenses:
Cost of revenues	114,413	147,257	345,831	454,773
Sales and marketing	50,048	60,792	153,125	197,392
Research and development	13,820	9,613	40,850	37,405
General and administrative	41,036	46,018	130,156	119,589
Restructuring and other charges	—	5,560	31,416	73,339
Amortization and write-down of goodwill and other intangible assets	77,721	56,201	309,762	4,827,243

Total costs and expenses	297,038	325,441	1,011,140	5,709,741
Operating income (loss)	(28,915)	(24,000)	(207,960)	(4,763,075)
Other income (expense), net	2,113	(51,193)	(9,957)	(154,025)
Minority interest in net (income) loss of subsidiary	(458)	(237)	34	(575)

Income (loss) before income taxes	(27,260)	(75,430)	(217,883)	(4,917,675)
Income tax expense	(3,456)	(4,242)	(9,119)	(4,242)

Net loss	$(30,716)	$(79,672)	$(227,002)	$(4,921,917)

Net loss per share:
Basic and diluted	$(0.13)	$(0.34)	$(0.95)	$(20.83)

Shares used in per share computation:
Basic and diluted	240,370	236,958	239,167	236,283

VERISIGN INC, AND SUBSIDIARIES

PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

(Unaudited)

	Three Months Ended September 30, 2003				Three Months Ended September 30, 2002
	Reported	Proforma Entries		Proforma	Reported	Proforma Entries		Proforma
Revenues	$268,123	$—		$268,123	$301,441	$—		$301,441

Costs and expenses:
Cost of revenues	114,413	(47	)(a)	114,366	147,257	(3,072	)(a)	144,185
Sales and Marketing	50,048	(419	)(a)	49,629	60,792	(4,154	)(a)	56,638
Research and development	13,820	(330	)(a)	13,490	9,613	(330	)(a)	9,283
General and administrative	41,036	(7	)(a)	41,029	46,018	(1,216	)(a)	44,802
Restructuring and other charges	—	—	(b)	—	5,560	(5,560	)(b)	—
Amortization and write-down of goodwill and other intangible assets	77,721	(77,721	)(c)	—	56,201	(56,201	)(c)	—

Total costs and expenses	297,038	(78,524)		218,514	325,441	(70,533)		254,908

Operating income (loss)	(28,915)	78,524		49,609	(24,000)	70,533		46,533
Other income (expense), net	2,113	—		2,113	(51,193)	53,231	(d)	2,038
Minority interest in net (income) loss of subsidiary	(458)	—		(458)	(237)	—		(237)

Income (loss) before income taxes	(27,260)	78,524		51,264	(75,430)	123,764		48,334
Income tax expense	(3,456)	—		(3,456)	(4,242)	—		(4,242)

Net income (loss)	$(30,716)	$78,524		$47,808	$(79,672)	$123,764		$44,092

Net income (loss) per share:
Basic	$(0.13)			$0.20	$(0.34)			$0.19

Diluted	$(0.13)			$0.20	$(0.34)			$0.19

Shares used in per share computation:
Basic	240,370			240,370	236,958			236,958

Diluted	240,370	3,420	(e)	243,790	236,958	971	(e)	237,929

Notes:
(a)	Non-cash based compensation expense resulting from acquisitions
(b)	Restructuring and other charges
(c)	Amortization and write-down of acquired goodwill and intangible assets
(d)	Net gain/loss on sale and write-down of investments
(e)	Dilutive stock options

Management believes that this pro forma financial data supplements our GAAP financial statements by providing investors with additional information which allows them to have a more clear picture of the company’s core recurring operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the pro forma information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period.

VERISIGN INC, AND SUBSIDIARIES

PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

(Unaudited)

	Nine Months Ended September 30, 2003					Nine Months Ended September 30, 2002
	Reported	Proforma Entries		Proforma		Reported	Proforma Entries		Proforma
Revenues	$803,180	$—		$803,180		$946,666	$—		$946,666

Costs and expenses:
Cost of revenues	345,831	(141	)(a)	345,690		454,773	(4,168	)(a)	450,605
Sales and Marketing	153,125	(5,480	)(a)	147,645		197,392	(9,439	)(a)	187,953
Research and development	40,850	(990	)(a)	39,860		37,405	(990	)(a)	36,415
General and administrative	130,156	(21	)(a)	130,135		119,589	(1,633	)(a)	117,956
Restructuring and other charges	31,416	(31,416	)(b)	—		73,339	(73,339	)(b)	—
Amortization and write-down of goodwill and other intangible assets	309,762	(309,762	)(c)	—		4,827,243	(4,827,243	)(c)	—

Total costs and expenses	1,011,140	(347,810)		663,330		5,709,741	(4,916,812)		792,929

Operating income (loss)	(207,960)	347,810		139,850		(4,763,075)	4,916,812		153,737
Other income (expense), net	(9,957)	16,541		6,584	(d)	(154,025)	166,771	(d)	12,746
Minority interest in net (income) loss of subsidiary	34	—		34		(575)	—		(575)

Income (loss) before income taxes	(217,883)	364,351		146,468		(4,917,675)	5,083,583		165,908
Income tax expense	(9,119)	—		(9,119)		(4,242)	—		(4,242)

Net income (loss)	$(227,002)	$364,351		$137,349		$(4,921,917)	$5,083,583		$161,666

Net income (loss) per share:
Basic	$(0.95)			$0.57		$(20.83)			$0.68

Diluted	$(0.95)			$0.57		$(20.83)			$0.67

Shares used in per share computation:
Basic	239,167			239,167		236,283			236,283

Diluted	239,167	1,881	(e)	241,048		236,283	3,946	(e)	240,229

Notes:
(a)	Non-cash based compensation expense resulting from acquisitions
(b)	Restructuring and other charges
(c)	Amortization and write-down of acquired goodwill and intangible assets
(d)	Net gain/loss on sale and write-down of investments
(e)	Dilutive stock options

Management believes that this pro forma financial data supplements our GAAP financial statements by providing investors with additional information which allows them to have a more clear picture of the company’s core recurring operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the pro forma information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period.

VERISIGN INC, AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2003	2002
Cash flow from operating activities:
Net loss	$(227,002)	$(4,921,917)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	88,204	77,386
Amortization and write-down of goodwill and other intangible assets	309,762	4,827,243
Write down of investments	—	166,771
Non-cash restructuring and other charges	9,260	35,536
Reciprocal transactions for purchases of property and equipment	—	(6,375)
Net loss on sale and write-down of investments	16,541	—
Minority interest in net income (loss) of subsidiary	(34)	575
Deferred income taxes	3,321	4,242
Amortization of unearned compensation	6,764	16,230
Loss on disposal of property and equipment	—	1,722
Changes in operating assets and liabilities:
Accounts receivable	31,564	125,593
Prepaid expenses and other current assets	497	(41,240)
Accounts payable and accrued liabilities	13,660	(24,069)
Deferred revenue	22,731	(104,791)

Net cash provided by operating activities	275,268	156,906

Cash flow from investing activities:
Purchases of investments	(298,671)	(89,164)
Proceeds from maturities and sales of investments	181,947	368,429
Purchases of property and equipment	(67,497)	(151,911)
Net cash paid in business combinations	—	(348,643)
Cash paid for merger costs	(4,925)	(53,602)
Other assets	(1,911)	5,944

Net cash used in investing activities	(191,057)	(268,947)

Cash flow from financing activities:
Proceeds from issuance of common stock	22,268	19,252
Repayment of debt	(5,505)	—

Net cash provided by financing activities	16,763	19,252

Effect of exchange rate changes	(2,438)	(615)

Net increase (decrease) in cash and cash equivalents	98,536	(93,404)
Cash and cash equivalents at beginning of period	282,288	306,054

Cash and cash equivalents at end of period	$380,824	$212,650